Form S-8 POS

As filed with the Securities and Exchange Commission on December 16, 2014
Registration No. 333-176967
Registration No. 333-146559
Registration No. 033-57364
Registration No. 333-119956
Registration No. 333-68808
Registration No. 333-57984
Registration No.  333-79821
Registration No. 333-70549
Registration No. 333-43971
Registration No. 333-37873
Registration No. 333-17263
Registration No. 333-4522
Registration No. 33-98742
Registration No. 33-78822

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176967
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-146559
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 033-57364
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-119956
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-68808
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-57984
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-79821
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-70549
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-43971
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37873
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-17263
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-4522
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-98742
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 33-78822

COMPUWARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Compuware Corporation Amended and Restated 2007 Long Term Incentive Plan
Compuware Corporation 2007 Long Term Incentive Plan
Compuware Corporation ESOP/401(K) Plan
Compuware Corporation 2001 Employee Stock Purchase Plan
Compuware Corporation 2001 International Employee Stock Purchase Plan
2001 Broad Based Stock Option Plan
Compuware Corporation Fiscal 1999 Stock Option Plan
Compuware Corporation Employee’s Stock Ownership Plan and 401(K) Salary Reduction Arrangement
Nu-Mega Technologies, Inc. 1996 Stock Plan
Compuware Corporation Fiscal 1998 Stock Option Plan
Compuware Corporation Employee Stock Purchase Plan
Compuware Corporation 1996 Incentive Stock Option Plan (Technalysis)
Compuware Corporation Fiscal 1996 Stock Option Plan
Compuware Corporation 1991 Stock Option Agreements (UNIFACE)
Compuware Corporation 1993 Stock Option Plan (UNIFACE)
Compuware Corporation 1986 Incentive Stock Option Plan
Compuware Corporation 1990 Stock Option Plan
Compuware Corporation 1990 Stock Option Plan (CENTURA)
Compuware Corporation 1992 Stock Option Plan
Compuware Corporation Stock Option Plan for Non-Employee Directors
Compuware Corporation Fiscal 1993 Stock Option Plan
(Full title of the plans)

Daniel S. Follis, Jr.
General Counsel and Secretary
Compuware Corporation
One Campus Martius
Detroit, Michigan 48226
(Name and address of agent for service)

(313) 227-7300
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒
Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐
Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Compuware Corporation (the “Registrant”) is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements:

(1)	Registration Statement No. 333-176967, filed with the Securities and Exchange Commission on September 23, 2011, registering the offer and sale of the Registrant’s common shares, par value $0.01 per share (the “Common Shares”), issuable pursuant to the Compuware Corporation Amended and Restated 2007 Long Term Incentive Plan;

(2)	Registration Statement No. 333-146559, filed with the Securities and Exchange Commission on October 9, 2007, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Compuware Corporation 2007 Long Term Incentive Plan;

(3)	Registration Statement No. 33-57364, filed with the Securities and Exchange Commission on January 25, 1993, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Compuware Corporation 1992 Stock Option Plan, Compuware Corporation Stock Option Plan for Non-Employee Directors, and Compuware Corporation Fiscal 1993 Stock Option Plan.

(4)	Registration Statement No. 333-119956, filed with the Securities and Exchange Commission on October 26, 2004, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Compuware Corporation ESOP/401(K) Plan;

(5)	Registration Statement No. 333-68808, filed with the Securities and Exchange Commission on August 31, 2001, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Compuware Corporation 2001 Employee Stock Purchase Plan, and the Compuware Corporation 2001 International Employee Stock Purchase Plan;

(6)	Registration Statement No. 333-57984, filed with the Securities and Exchange Commission on March 30, 2001, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the 2001 Broad Based Stock Option Plan;

(7)	Registration Statement No. 333-79821, filed with the Securities and Exchange Commission on June 2, 1999, registering the offer and sale of the Registrant’s common shares issuable pursuant to the Compuware Corporation Fiscal 1999 Stock Option Plan;

(8)	Registration Statement No. 333-70549, filed with the Securities and Exchange Commission on January 13, 1999, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Compuware Corporation Employee’s Stock Ownership Plan and 401(K) Salary Reduction Arrangement;

(9)	Registration Statement No. 333-43971, filed with the Securities and Exchange Commission on January 9, 1998, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Nu-Mega Technologies, Inc. 1996 Stock Plan;

(10)	Registration Statement No. 333-37873, filed with the Securities and Exchange Commission on October 14, 1997, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Compuware Corporation Fiscal 1998 Stock Option Plan;

(11)	Registration Statement No. 333-17263, filed with the Securities and Exchange Commission on December 4, 1996, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Compuware Corporation Employee Stock Purchase Plan;

(12)	Registration Statement No. 333-4522, filed with the Securities and Exchange Commission on May 2, 1996, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Compuware Corporation 1996 Incentive Stock Option Plan (Technalysis);

(13)	Registration Statement No. 33-98742, filed with the Securities and Exchange Commission on October 27, 1995, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Compuware Corporation Fiscal 1996 Stock Option Plan;

(14)	Registration Statement No. 33-78822, filed with the Securities and Exchange Commission on May 27, 1994, registering the offer and sale of the Registrant’s Common Shares issuable pursuant to the Compuware Corporation 1991 Stock Option Agreements (UNIFACE), and the Compuware Corporation 1993 Stock Option Plan (UNIFACE);

On December 15, 2014, Compuware Corporation, a Michigan corporation (the “Company”), completed its merger (the “Merger”) with and into Project Copper Merger Corp. (“Acquisition Sub”), a direct wholly owned subsidiary of Compuware Holdings, LLC (formerly Project Copper Holdings, LLC), a Delaware limited liability company (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 2, 2014 (the “Merger Agreement”), by and among Parent, Acquisition Sub and the Company. The Company was the surviving corporation in the Merger, and, as a result, is now a direct, wholly owned subsidiary of Parent. Parent is controlled by investment funds affiliated with Thoma Bravo, LLC, and is beneficially owned by such funds. As a result of the Merger, the Company terminated all offers and sales of its securities registered pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on the 16th day of December, 2014.

COMPUWARE CORPORATION

By:	/s/ Daniel S. Follis, Jr.

Name: Daniel S. Follis, Jr.
Title: Senior Vice President, General Counsel & Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.